Exhibit 99.1

news release

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Jim Trainor
Vice President
Corporate Communications
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Judy Wohlt
Manager
Corporate Communications
630.468.4886 (work)
630.802.1299 (cell)

FOR IMMEDIATE RELEASE

SIRVA Appoints New President of Relocation Solutions — Asia Pacific

CHICAGO, September 22, 2004 — SIRVA Inc., (NYSE: SIR), a global relocation services provider, has appointed K. Allen Chan as president, Relocation Solutions – Asia Pacific.  Chan most recently served as president, Ingersoll-Rand Corp., Asia Pacific.

“Asia Pacific is an important strategic growth area for SIRVA,” said Brian Kelley, SIRVA’s president and chief executive officer.  “Allen’s extensive cross-functional experience in the Asia Pacific region for the past 15 years makes him the ideal person for this position.  His deep understanding of Asian cultures, economies and business practices should help us grow our business in the region and helps position SIRVA for continued success globally.”

Chan began his career in the U.S. with GE’s Aerospace Business as a design engineer in 1979.  He quickly progressed through GE’s ranks, and in 1989 moved to Taiwan to establish a joint venture between GE Aerospace and Mitac Group of Taiwan, serving as its president.  In 1992, he took on a regional leadership assignment as managing director, Asia Pacific, of GE’s Industrial & Control Systems Business, with headquarters in Singapore.

Chan has a bachelor’s degree in mechanical engineering from the University of Massachusetts — Lowell, and a master’s degree in mechanical engineering from the Massachusetts Institute of Technology.

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“I am excited to become a part of the dynamic, global team at SIRVA,” Chan said.  “There are many possibilities for growth in the Asia Pacific region and I look forward to helping SIRVA identify opportunities that will help the company better serve the needs of its international customers.  I am enthusiastic about working with a first-rate team and our network of service providers to deliver unparalleled service to our corporate clients whenever and wherever they require it.”

Kevin Pickford will continue in his role as managing director of Moving Services – Asia Pacific, reporting to Chan.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 8,000 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

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